                                                        EXHIBIT 4.14

                              TWA AIR LINE PILOTS
                         SUPPLEMENTAL STOCK PLAN TRUST





                           Effective August 23, 1995

                               TABLE OF CONTENTS
                                                                            Page

                                   SECTION 1
                      Establishment of Trust and Accounts

         1.1     Establishment of Trust . . . . . . . . . . . . . . . . .    3
         1.2     Establishment and Operation of Trust Accounts  . . . . .    3
         1.3     Trust Irrevocable  . . . . . . . . . . . . . . . . . . .    7
         1.4     Grantor Trust  . . . . . . . . . . . . . . . . . . . . .    7
         1.5     Segregation of Trust Assets  . . . . . . . . . . . . . .    7

                                   SECTION 2
                     Transfers and Payments to Participants
                            and Their Beneficiaries

         2.1     Transfers from Unallocated Trust Account . . . . . . . . .  8
         2.2     Distribution from the Excess Trust Account . . . . . . . .  8
         2.3     Withholding  . . . . . . . . . . . . . . . . . . . . . . .  9
         2.4     Benefit Determinations . . . . . . . . . . . . . . . . . .  9
         2.5     Direct Payment . . . . . . . . . . . . . . . . . . . . . . 10
         2.6     Stock Distribution and Sales by the Trustee  . . . . . . . 10

                                   SECTION 3
                  Trustee Responsibility Regarding Payments to
                Trust Beneficiary When the Company Is Insolvent

         3.1     Insolvency . . . . . . . . . . . . . . . . . . . . . . . . 11
         3.2     Determination of Insolvency; Discontinuance of Benefit
                 Payments  . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.3     Resumption of Benefit Payments . . . . . . . . . . . . .   12

                                   SECTION 4
                              Payments to Company;
                  Investment Authority; Disposition of Income

         4.1     Payments to Company  . . . . . . . . . . . . . . . . . . . 13
         4.2    Investment Authority . . . . . . . . . . . . . . . . . . .  13
         4.3    Disposition of Income  . . . . . . . . . . . . .  . . . .   14

                                   SECTION 5
                           Accounting by the Trustee

         5.1     Valuation of Trust . . . . . . . . . . . . . . . . . . . . 15
         5.2     Valuation of Participant Accounts  . . . . . . . . . . .   15
         5.3     Periodic Reports . . . . . . . . . . . . . . . . . . . .   15
         5.4     Special Reports  . . . . . . . . . . . . . . . . . . . .   15

                                   SECTION 6
                         Responsibility of the Trustee

         6.1     Trustee Powers . . . . . . . . . . . . . . . . . . . . . . 17
         6.2     Limitation on Responsibility . . . . . . . . . . . . . . . 17

                                   SECTION 7
                    Compensation and Expenses of the Trustee

                                   SECTION 8
              Appointment and Removal of the Trustee and Custodian

         8.1     Trustee  . . . . . . . . . . . . . . . . . . . . . . . .   20
         8.2     Notice . . . . . . . . . . . . . . . . . . . . . . . . .   20
         8.3     Removal and Appointment of Custodian . . . . . . . . . .   20

                                   SECTION 9
                           Amendment and Termination

         9.1     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . 21
         9.2     Termination  . . . . . . . . . . . . . . . . . . . . . . . 21

                                   SECTION 10
                                 Miscellaneous

         10.1    Severability . . . . . . . . . . . . . . . . . . . . . . . 22
         10.2    Non-Alienation of Benefits . . . . . . . . . . . . . . . . 22
         10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . 22
         10.4    Defined Terms  . . . . . . . . . . . . . . . . . . . . . . 22
         10.5    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . 22
         10.6    Delegation to Custodian  . . . . . . . . . . . . . . . . . 23
         10.7    Effective Date . . . . . . . . . . . . . . . . . . . . . . 24
         10.8    Execution in Counterparts  . . . . . . . . . . . . . . . . 24

                              TWA AIR LINE PILOTS

                    SUPPLEMENTAL STOCK PLAN TRUST AGREEMENT

                 THIS AGREEMENT, made and entered into as of August 23, 1995, by and among TRANS WORLD AIRLINES, INC., a Delaware Corporation (the "Company"), the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL ("ALPA") and the Chairman, Vice Chairman and Secretary/Treasurer of the Master Executive Council of Trans World Airlines, Inc. in their capacity as trustees under this agreement (the "Trustee").

                              W I T N E S E T H :
                              ------------------

                 WHEREAS, pursuant to collective bargaining with ALPA, the Company has established the TWA Air Line Pilots Supplemental Stock Plan (the "Plan"), a nonqualified deferred compensation plan for the benefit of eligible employees ("Participants"); and

                 WHEREAS, pursuant to collective bargaining with ALPA, the Company has established the TWA Air Line Pilots 1995 Employee Stock Ownership Plan (the "ESOP") for the benefit of certain employees; and

                 WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to Participants and wishes to establish a trust (the "Trust") to provide a source of funds to assist it in meeting its liabilities under the Plan; and

                 WHEREAS, pursuant to an agreement between the Company and ALPA, the Company has transferred shares of Company employee preferred stock ("Preferred Stock") pursuant to the Plan of

Reorganization of Trans World Airlines, Inc. confirmed by the Bankruptcy Court on August 4, 1995 (the "Initial Allocation"), and under the Trans World Airlines Employee Stock Incentive Program may transfer shares of Company common stock (the "Incentive Allocation"), both of which, together with any Company securities obtained as a dividend or upon conversion of Preferred Stock, are referred to herein as "Company Stock"; and

                 WHEREAS, the Trustee has agreed to serve as Trustee hereunder with respect to Company Stock and such other assets transferred to or acquired by the Trust (the "Trust Assets"); and

                 WHEREAS,         it is the intention of the parties that this
Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation to Participants; and

                 WHEREAS, American Stock Transfer & Trust Company (the "Custodian") shall retain physical custody of Trust Assets and perform certain administrative and reporting functions on behalf of the Trust, as provided herein and in that certain custodial agreement with, among others, the Company and the Custodian first effective as of August 23, 1995 (the "Custodial Agreement"); and

                 WHEREAS, it is intended that the Trust is not established as an employee benefit plan as that term is defined under Title I of the Employee Retirement Income Security Act of 1974, as amended;

                 NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                   SECTION 1

                      Establishment of Trust and Accounts
                      -----------------------------------

         1.1     ESTABLISHMENT OF TRUST.   The Company hereby establishes with
the Trustee and the Trustee hereby accepts a trust, consisting of 1,721,764 shares of Company Stock transferred to the Trust on August 23, 1995, and such other assets as shall be transferred to, or acquired by, the Trustee from time to time on behalf on the Plan. The Trustee shall invest Trust Assets in accordance with the provisions of this Agreement, as may be amended from time to time. Except to the extent otherwise provided herein, the Trustee shall have the exclusive authority to manage and control Trust Assets and shall not be subject to the direction of any person in the discharge of its duties, nor shall its authority be subject to delegation or modification except by formal amendment of this Agreement. The Trust hereby established shall be irrevocable.

         1.2     Establishment and Operation of Trust Accounts.
                 ----------------------------------------------

                 (a)      The Trustee shall divide the Trust into two Accounts
(i)  the "Unallocated Trust Account" and (ii) the "Excess Trust Account";

                 (b) The Unallocated Trust Account shall consist of two subaccounts; the "Initial Unallocated Trust Account" which first holds assets attributable to the Initial Allocation prior to their allocation under the Plan and the "Incentive Unallocated Trust Account" which first holds assets attributable to the Incentive Allocation prior to their allocation under the Plan;

                 (c) The Excess Trust Account shall consist of two subaccounts; the "Initial Excess Trust Account" which holds assets





                                    3                              SECTION 1
attributable to the Initial Allocation and the "Incentive Excess Trust Account" which holds assets attributable to the Incentive Allocation.

                 (d)      (i)     As of August 31, 1995, the Trustee shall
transfer one-third of the shares of Company Stock and one-third of any other Trust Assets held in the Initial Unallocated Trust Account as of August 31, 1995 from the Initial Unallocated Trust Account. Pursuant to the Plan such transferred Company Stock and other Trust Assets shall be contributed to the ESOP for the ESOP plan year ending December 31, 1995 and/or (to the extent the allocation to a Participant under the ESOP will be in excess of the Limitations, as that term is defined in the Plan) transferred to the Initial Excess Trust Account under the Trust. Company Stock and other Trust Assets transferred to the Initial Excess Trust Account shall be accounted for in an individual Participant's name as of August 31, 1995, as specified by the Company pursuant to the Plan.

                          (ii)    As of August 31, 1996, the Trustee shall
transfer one-half of the shares of Company Stock and one-half of any other Trust Assets held in the Initial Unallocated Trust Account as of August 31, 1996 from the Initial Unallocated Trust Account. Pursuant to the Plan such transferred Company Stock and other Trust Assets shall be contributed to the ESOP for the ESOP plan year ending December 31, 1996 and/or transferred to the Initial Excess Trust Account under the Trust as described in subparagraph (i) above. Company Stock and other Trust Assets transferred to the Initial Excess Trust Account shall be accounted





                                       4                            SECTION 1
for in an individual Participant's name as of August 31, 1996, as specified by the Company pursuant to the Plan.

                          (iii)   As of August 31, 1997, the Trustee shall
transfer the remaining shares of Company Stock and the remaining other Trust Assets held in the Initial Unallocated Trust Account from the Initial Unallocated Trust Account. Pursuant to the Plan such transferred Company Stock and other Trust Assets shall be contributed to the ESOP for the ESOP plan year ending December 31, 1997, and/or transferred to the Initial Excess Trust Account under the Trust as described in subparagraph (i) above. Company Stock and other Trust Assets transferred to the Initial Excess Trust Account shall be accounted for in an individual Participant's name as of August 31, 1997, as specified by the Company pursuant to the Plan.

                          (iv)  As of August 31, 1997, 1998, 1999, 2000, 2001
and 2002, the Trustee shall transfer from the Incentive Unallocated Trust Account any Company Stock issued by the Company in accordance with the Employee Stock Incentive Program as a contribution to the ESOP or transfer to the Incentive Excess Trust Account as follows. Pursuant to the Plan such Company Stock shall be contributed to the ESOP for the ESOP plan year ending coincident with or first following the applicable August 31, and/or transferred to the Incentive Excess Trust Account under the Trust as described in subparagraph (i) above. Company Stock transferred to the Incentive Excess Trust Account shall be accounted for in an individual Participant's name as of the applicable August 31 as specified by the Company pursuant to the Plan.





                                        5                             SECTION 1

                 (e) The Trustee shall determine, in its sole and absolute discretion, how to vote, or whether to tender, the Company Stock held in (or entitled to be received by) the Trust (whether in the Excess Trust Account or Unallocated Trust Account). The Trustee may make that determination based solely on the purpose of providing employee job security. As used in this section, employee job security shall mean long term jobs for employees as a group, rather than preservation of any particular individual's or particular group of individuals' jobs. If consistent with the purpose of providing employee job security, the Trustee may consider benefits for pilot retirees in voting, or tendering, the Company Stock. Obtaining financial gains from, maximizing the value of, or maximizing the proceeds from, the Company Stock are not primary purposes of this Trust and may be considered only in conjunction with consideration of the other purposes set forth in this Section. The Trustee's decision on the manner of voting the Company Stock shall be final and binding on all Participants, employees, pilot retirees, beneficiaries and any parties hereto.

                 (f) The Trustee shall not be liable for the manner in which the Trustee votes the Company Stock, or the result thereof including, but not limited to, any decrease in, or failure to increase, the value of the Company Stock, or the Trust Assets or job loss by an employee or group of employees. The Trustee may employ professionals to provide the Trustee advice regarding voting issues and shall not be liable to any party for any action taken in reliance on such professional advice.





                                        6                            SECTION 1

         1.3     TRUST IRREVOCABLE.        The Trust hereby established shall
be irrevocable.

         1.4     GRANTOR TRUST.    The Trust is intended to be a grantor trust,
of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

         1.5 SEGREGATION OF TRUST ASSETS. Trust Assets and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes for Participants, subject to the rights of the Company's general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Trust Assets will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.





                                        7                            SECTION 1

                                   SECTION 2

                     Transfers and Payments to Participants
                     --------------------------------------
                            and Their Beneficiaries
                            -----------------------

         2.1 TRANSFERS FROM UNALLOCATED TRUST ACCOUNT. The transfers from the Unallocated Trust Account shall be made in accordance with Section 1.2(d).

         2.2     DISTRIBUTION FROM THE EXCESS TRUST ACCOUNT.

                 (a) The first distribution to Participants or their beneficiaries shall be made as of January 1, 1999. As of January 1, 1999, the Trustee shall distribute to the Participant, or the Participant's beneficiary if the Participant is deceased, one-third of the Company Stock (rounded up to whole shares) and all other Trust Assets, held in such Participant's Initial Excess Trust Account on such date.

                 (b) As of January 1, 2000, the Trustee shall distribute to the Participant, or the Participant's beneficiary if the Participant is deceased, one-half of the Company Stock (rounded up to whole shares) and all other Trust Assets, held in such Participant's Initial Excess Trust Account on such date.

                 (c) As of January 1, 2001, the Trustee shall distribute to the Participant, or the Participant's beneficiary if the Participant is deceased, the remainder of the Company Stock and all other Trust Assets, held in such Participant's Initial Excess Trust Account on such date.

                 (d) As of March 1, 2003, the Trustee shall distribute to the Participant, or the Participant's beneficiary if the





                                        8                             SECTION 2

Participant is deceased, the entire amount of the Participant's Incentive Excess Trust Account on such date.

                 (e)      If on the distribution dates in paragraphs (a) and
(b) of this Section the number of shares of Company Stock in a Participant's Initial Excess Trust Account is less than 50, then all such Company Stock shall be distributed.

         2.3     WITHHOLDING.   The Trustee shall cause the Custodian to report
and withhold any federal or state taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and to pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. If the Employee is receiving wages from the Company at the time a payment of benefits is made, the Company agrees to withhold appropriate amounts from such wages and provide to the Custodian and Trustee notice of such amount of withholding. To the extent required, the Custodian shall be authorized to withhold from the distribution shares of Company Stock if necessary to comply with withholding requirements. The Trustee is authorized to convert any Preferred Stock and to direct the Custodian to sell any securities, including those obtained by conversion, to satisfy withholding obligations.

         2.4     BENEFIT DETERMINATIONS.   The entitlement of a Participant or
his or her beneficiary to benefits under the Plan shall be determined by the Company, or such party as may be designated under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.





                                        9                             SECTION 2

         2.5     DIRECT PAYMENT.   The Company may make payment of benefits
directly to Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient for the Trustee to make payment in accordance with the terms of the Plan.

         2.6     STOCK DISTRIBUTION AND SALES BY THE TRUSTEE.   The amounts
credited to Participants under the Plan and held by the Trustee shall be paid or distributed by the Trustee to a Participant or beneficiary in accordance with the terms of Section 2.2 of the Trust.





                                        10                            SECTION 2

                                   SECTION 3

                  Trustee Responsibility Regarding Payments to
                  --------------------------------------------
                Trust Beneficiary When the Company Is Insolvent
                -----------------------------------------------

         3.1     INSOLVENCY.   The Trustee shall cease payment of benefits to
Participants, their beneficiaries and the ESOP if the Company is Insolvent.
The Company shall be considered "Insolvent," for purposes of this Trust Agreement if (a) the Company is unable to pay its debts as they become due, or
(b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         3.2 DETERMINATION OF INSOLVENCY; DISCONTINUANCE OF BENEFIT PAYMENTS. At all times during the continuance of this Trust, as provided in
Section 1.5 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                 (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants and their beneficiaries and the ESOP.

                 (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such





                                        11                            SECTION 3
evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                 (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants, their beneficiaries and the ESOP and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

         3.3     RESUMPTION OF BENEFIT PAYMENTS.

                 (a) The Trustee shall resume the payment of benefits to Participants, their beneficiaries and the ESOP only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                 (b) Provided that there are sufficient assets in the Trust, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate unpaid amount of all payments due to Participants, their beneficiaries and the ESOP under the terms of the Plan for the period of such discontinuance.





                                        12                            SECTION 3

                                   SECTION 4

                              Payments to Company;
                              --------------------
                  Investment Authority; Disposition of Income
                  -------------------------------------------

         4.1 PAYMENTS TO COMPANY. Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plan.

         4.2     INVESTMENT AUTHORITY.

                 (a) The Trustee shall invest in Company Stock, cash or assets received in connection with Company Stock. All rights associated with Trust Assets shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants.
The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                 (b) The Trustee shall invest Trust Assets in accordance with the provisions of this Trust Agreement, as it may be amended from time to time, without the Trustee being limited to the classes of property in which trustees are authorized to invest trust funds by any law or any rule of court of any state, and without regard to the proportion any such property may bear to the entire amount of the Trust.





                                        13                            SECTION 4

         4.3     DISPOSITION OF INCOME.    During the term of this Trust, all
income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested in cash or other liquid assets.





                                        14                           SECTION 4

                                   SECTION 5

                           Accounting by the Trustee
                           --------------------------

         5.1     VALUATION OF TRUST.   The net fair market value of the Trust
shall be determined by the Trustee as of each December 31, or such other date as determined by the Trustee (the "Valuation Date"). For purposes of determining the fair market value of Company securities held in the Trust which are not publicly traded, the Trustee shall select an independent, nationally recognized investment banking firm which shall perform an appraisal in accordance with applicable requirements to determine the fair market value of such Company securities.

         5.2 VALUATION OF PARTICIPANT ACCOUNTS. A record of the amount credited to the Account of each Participant in the Trust shall be maintained by the Company. Each Participant's interest in the Trust shall be adjusted as of each Valuation Date to reflect the Participant's proportionate share of the total net fair market value of the Trust.

         5.3     PERIODIC REPORTS.         The Trustee shall render to the
Company and the Supplemental Stock Plan Committee an account and report within ninety (90) days after each Valuation Date showing all transactions affecting the administration of the Plan and the Trust, including but not necessarily limited to, such information concerning the Plan and the Trust and the administration thereof by the Trustee as shall be requested in writing by the Company or the Supplemental Stock Plan Committee.

         5.4     SPECIAL REPORTS.   The Trustee shall render such further
reports from time to time as may be reasonably requested by the




                                      15                             SECTION 5

Company or the Supplemental Stock Plan Committee and shall submit its final report and account to the Company and the Supplemental Stock Plan Committee within 90 days after it ceases to be Trustee hereunder, whether by resignation or other cause.





                                        16                           SECTION 5

                                   SECTION 6

                         Responsibility of the Trustee
                         -----------------------------

         6.1     TRUSTEE POWERS.   The Trustee shall have, without exclusion,
all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; PROVIDED, HOWEVER, that notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         6.2     LIMITATION ON RESPONSIBILITY.

                 (a) The responsibilities and obligations of the Trustee shall be strictly limited to those set forth in this Trust Agreement. The Trustee shall have no duty or authority to enforce payment of any Employer contribution under the Plan. The Trustee shall not have the responsibility nor the obligation to determine the existence, nature or extent of any individual's rights in the Trust or under the Plan. The Trustee shall not be responsible in any way for the manner in which the Company or the Custodian carries out its responsibilities under this Trust Agreement, under the Plan or the Custodial Agreement.

                 (b) To the fullest extent permitted by law, the Company agrees to indemnify any person or entity acting as Trustee and hold that person or entity harmless from and against any claim, liability, cost and expense (including, without limitation, reasonable attorney's fees) (a "Claim"), that arises out of or in





                                        17                           SECTION 6
connection with that person or entity's performance or nonperformance of duties as Trustee (including any exercise of any investment decision), unless the Claim arose from the gross negligence, willful misconduct or willful disregard of fiduciary responsibilities of the Trustee, its officers, employees or agents.

                 (c) Within sixty (60) days after receipt by the Trustee of a notice of any Claim or the commencement of any action involving the Plan, the Trustee shall, if a Claim in respect thereof is to be made against the Trustee, notify the Company in writing of the Claim or the commencement of that action. The Company shall pay all costs of the defense (including costs and expenses) thereof and the Company shall be entitled to assume the defense thereof.





                                        18                            SECTION 6

                                   SECTION 7

                    Compensation and Expenses of the Trustee
                    ----------------------------------------

         The Trustee shall be entitled to receive compensation for its services hereunder as may be agreed upon from time to time by the Company and the Trustee, PROVIDED, HOWEVER, that no employee of the Company or ALPA shall receive any compensation from the Trust for his services hereunder. The Trustee (whether corporate or individual Trustee) shall be entitled to receive reimbursement for reasonable expenses, fees, costs and other charges incurred by it or payable by it on account of the establishment or administration of the Trust. Such compensation and reimbursement, including reasonable counsel fees, shall be paid by the Company.





                                        19                            SECTION 7

                                   SECTION 8

              Appointment and Removal of the Trustee and Custodian
              ----------------------------------------------------

         8.1 TRUSTEE. The Chairman, Vice-Chairman and Secretary/ Treasurer of the TWA-MEC shall serve as Trustee. Any individual who resigns or is removed as such an officer, shall be considered to have resigned or been removed as a Trustee without any further action. Any person appointed as such an officer shall be considered a Trustee without any further action.

         8.2     NOTICE.   ALPA shall notify the Company and the Committee of
any change in the Chairman, Vice-Chairman or Secretary/Treasurer of the TWA-MEC within ten (10) business days thereof.

         8.3     REMOVAL AND APPOINTMENT OF CUSTODIAN.   ALPA may remove the
Custodian by giving thirty (30) days prior written notice of its intention to do so to the Custodian, the Trustee and the Company. ALPA may appoint a successor Custodian.





                                        20                            SECTION 8

                                   SECTION 9

                           Amendment and Termination
                           -------------------------

         9.1     AMENDMENT.   The Company hereby reserves the power to amend
this Trust Agreement in any respect with the prior approval of ALPA; PROVIDED, HOWEVER, that the Company and ALPA shall not amend any provision of this Trust Agreement without the written consent of the Trustee if the effect of such amendment is to alter the duties of the Trustee hereunder (which consent shall not be unreasonably withheld), unless in the sole determination of ALPA such amendment is necessary to avoid the current taxation of Participants. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

         9.2     TERMINATION.   The Trust shall not terminate until the date on
which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company after payment of all benefits under the Plan.





                                        21                           SECTION 9

                                   SECTION 10

                                 Miscellaneous
                                 -------------

         10.1    SEVERABILITY.   Any provision of this Trust Agreement
prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         10.2    NON-ALIENATION OF BENEFITS.   Benefits payable to Plan
participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         10.3    GOVERNING LAW.   This Trust Agreement shall be governed by and
            construed in accordance with the laws of the State of Missouri.

         10.4    DEFINED TERMS.   Capitalized terms used herein shall have the
meaning ascribed to such terms in the Plan, unless the context clearly indicated a different meaning.

         10.5    NOTICES.

                 (a) All notices and other communications hereunder to the following entities shall be in writing and shall be delivered or mailed, first class postage prepaid, to those entities at the following addresses (or at such other address for a party as shall be specified by like notice):

                          If to Trustees, to:

                          Trustees
                          TWA Air Line Pilots Supplemental Stock Plan Trust Suite 200
                          3221 McKelvey Road
                          Bridgeton, MO 63044





                                        22                           SECTION 10

                          If to the Company, to:

                          Trans World Airlines, Inc.
                          One City Centre
                          515 N. Sixth Street
                          St. Louis, MO  63101

                          If to the Committee, to:

                          The Supplemental Stock Plan Committee
                          TWA MEC
                          Suite 200
                          3221 McKelvey Road
                          Bridgeton, MO 63044

                          If to ALPA, to:

                          Air Line Pilots Association, International
                          535 Herndon Parkway
                          Herndon, VA 22070
                          Attn:  Director of Retirement and Insurance

         No such notice or communication shall be binding until received by the recipient.

                 (b) All notices and other communications hereunder to the Participant or beneficiary, if the Participant is deceased, shall be delivered or mailed first class postage prepaid, to the Participant or the beneficiary at the last known address of such Participant or beneficiary as provided to the Trustees by the Company, the Participant, or beneficiary. Such notices or communications shall be binding as of the date delivered or the third calendar day following the date placed with the mail service.

         10.6 DELEGATION TO CUSTODIAN. Notwithstanding any provision herein to the contrary, to the extent that any Trustee duties hereunder are provided for in a custodial agreement with the Custodian or any successor thereto, such duties shall be deemed to have been delegated to, and shall be performed by, such custodian.





                                        23                           SECTION 10

         10.7    EFFECTIVE DATE.   The effective date of this Trust Agreement
shall be August 23, 1995.

         10.8    EXECUTION IN COUNTERPARTS.   This Agreement may be executed in
any number of counterparts, each of which, without production of the others, shall be deemed to be an original.

         IN WITNESS WHEREOF, each of the parties hereto has caused these presents to be executed, all as of the date and year first above written.

                                 TRANS WORLD AIRLINES, INC.


                                 By:
                                    --------------------------------
                                     Its
                                       -----------------------------


                                 AIR LINE PILOTS ASSOCIATION
WITNESSED:                           INTERNATIONAL


-------------------------        By:
WILLIAM F. COMPTON                  --------------------------------
Chairman TWA-MEC                      J. RANDOLPH BABBITT
                                      Its President



                                 TRUSTEES


                                 -------------------------------------

                                 --------------, TWA-MEC Chairman

                                 -------------------------------------

                                 --------------, TWA-MEC Vice-Chairman

                                 -------------------------------------
                                               , TWA-MEC Secretary/Treasurer
                                 --------------




                                        24
SECTION 10